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                                                                  EXHIBIT 10.4.2

                          MASTER ASSET LEASE AGREEMENT

         Master Asset Lease Agreement entered into this 7th day of March, 2000 (the "Master Lease") between TRIVERGENT LEASING SOUTH, LLC, a Delaware limited liability company, having its chief executive offices at 200 North Main Street, Suite 303, Greenville, South Carolina 29601 ("Lessor") and, TRIVERGENT COMMUNICATIONS SOUTH, INC., a Delaware corporation having its chief executive offices at 200 North Main Street, Suite 303, Greenville, South Carolina 29601 ("Lessee").

         1. LEASE: ORDERING OF EQUIPMENT.

            (a) Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, subject to the terms and conditions of this Master Lease, the items of equipment and other personal property (together with all attachments, replacements, parts, additions, substitutions, capitalized repairs, accessions and accessories incorporated therein or affixed thereto (the "Equipment") described in the lease schedules executed or to be executed hereunder (each a "Schedule"). Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee and shall incorporate the terms and conditions of this Master Lease and any additional provisions contained in such Schedule. In the event of a conflict between the terms and conditions of this Master Lease and any additional provisions of such Schedule, the additional provisions of such Schedule shall prevail with respect to such Schedule only.

            (b) Lessee acknowledges that the Equipment leased to Lessee hereunder is being purchased by Lessor at Lessee's request from a seller selected by Lessee and on the basis of specifications and requirements selected and furnished by Lessee, and that Lessor has not held itself out as having knowledge or skill particular to the Equipment. In furtherance of this Section 1(b), but subject to Lessor's ultimate approval, Lessee shall have the authority to negotiate terms for the purchase of the Equipment with third party vendors, and shall have the authority to deliver to such vendors all appropriate sales tax resale certificates and other documents deemed appropriate by Lessee in order to facilitate the purchase of the equipment by Lessor.

            (c) The parties acknowledge and agree that this Master Lease and each Schedule are intended to qualify as "operating leases" under Generally Accepted Accounting Principles.

         2. TERM.

            (a) The term of this Master Lease shall commence on March 7th, 2000 and shall continue in effect thereafter so long as any Schedule entered into pursuant hereto remains in effect or, if no such Schedule is in effect, until either Lessor or Lessee gives the other party hereto written notice of cancellation.

            (b) The term of each Schedule shall commence on the date stated therein and shall continue for the period specified in the Schedule as the Lease Term. The Lease Term may not be terminated by Lessee unless otherwise expressly provided in the Schedule.

         3. RENT AND PAYMENT OBLIGATION. Lessee shall owe rent ("Rent") to Lessor for the Equipment subject to each Schedule, in the amounts and on the payment dates set forth in such Schedule. Lessor shall bill to Lessee, on a monthly basis, Rent and any other amounts payable by Lessee hereunder. Lessor and Lessee will settle, on a monthly basis and in accordance with policies adopted by Lessor, all accrued and unpaid Rent and other payment obligations owed by Lessee; provided, however, that if such settlement does not occur within sixty (60) days of the monthly date called for under this



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Section 3, the amount of accrued and unpaid Rent and other outstanding payment obligations owed by Lessee shall bear interest at the rate of one percent (1%) per quarter from the sixty-first day after the monthly settlement date and until such settlement occurs.

         4. NET LEASE. EACH SCHEDULE SHALL BE A NET LEASE, AND LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER EACH SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER. If any Equipment is unsatisfactory for any reason, Lessee shall make any claims solely against the manufacturer or supplier of the Equipment and shall, nevertheless, pay Lessor or its successors or Assignees (as defined in Section 15), all amounts due and payable under the applicable Schedule.

         5. INSTALLATION, USE AND LOCATION. Lessee shall pay all installation charges for the Equipment. The Equipment shall be used and operated by Lessee only in the ordinary conduct of its business by qualified employees, agents, or contractors of Lessee and in accordance with all applicable operating instructions, and applicable governmental laws, rules and regulations. Upon reasonable prior notice, Lessee shall make the Equipment and all related records available to Lessor or its agents for inspection during normal business hours at the location of such Equipment.

         6. MAINTENANCE.

            (a) Subject to Section 6(b) below, Lessee shall, at its expense, keep the Equipment in good condition and working order, ordinary wear and tear from proper use excepted and shall make all necessary adjustments, repairs and replacements. Further, Lessee shall take all actions and incur all expenses as may be necessary to ensure that the Equipment, at all times, complies with all applicable laws, rules, regulations and requirements. Lessee shall not make any alterations, additions or improvements to the Equipment except as may be required pursuant to the two proceeding sentences without Lessor's prior written consent unless such alterations, additions or improvements do not impair the commercial value or the originally intended function or use of the Equipment and are readily removable without causing material damage to such Equipment so as to return the Equipment to its original state, less ordinary wear and tear. Any alteration, addition or improvement not removed prior to the return of the Equipment shall without further action become the property of Lessor, provided, however, that any alterations, additions and improvements which would reduce the value of the Equipment must be removed prior to the return of such Equipment.

            (b) Notwithstanding anything herein to the contrary, Lessor shall pay the cost of all repairs to the Equipment made by Lessee that are capitalized under Generally accepted Accounting Principles; provided, however, that all such capitalized repairs shall be mutually agreed upon by the parties, and provided further that upon Lessor's incurring a cost for the capitalized repair with respect to an item of Equipment, Lessor and Lessee shall agree upon an appropriate adjustment to the Rent payable for such item of Equipment for the balance of its applicable Lease Term.

         7. RETURN.

            (a) Unless Lessee exercises any purchase or renewal option provided in the Schedule, or unless the Lease Term automatically extends for an additional term(s) under the Schedule, upon the expiration or earlier termination of the Lease Term with respect to the Equipment (including a termination occurring upon the exercise by either Lessor or Lessee of a cancellation right provided in the Schedule), or upon demand by lessor pursuant to Section 17 hereof, Lessee shall, at its expense, return the



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Equipment in the same condition as when delivered to Lessee, ordinary wear and tear excepted, to Lessor at a location in the continental United States specified by Lessor. Lessee shall pay all costs and expenses incurred by Lessor to place the Equipment in such condition.

            (b) Subject to Lessor's ultimate approval, and subject to the terms of the Schedule governing Lessee's cancellation option, Lessee shall have the authority to negotiate terms for the sale, trade or other disposition of the Equipment to third parties, and Lessee shall have the authority to deliver to such third parties all documents deemed appropriate by Lessee in order to facilitate the disposition of the Equipment.

         8. OWNERSHIP, LIENS. The Equipment is and shall at all times be the property of Lessor. Lessee shall have no right, title or interest therein except as set forth in the Schedule. Each Schedule shall constitute a lease of personal property, and Lessee agrees to take all action necessary or reasonably requested by Lessor to ensure that the Equipment shall be and remain personal property. Nothing in any Schedule shall be construed as conveying to Lessee any interest in the Equipment other than its interest as a lessee. Lessee shall, at its expense, keep the Equipment and its interest as lessee hereunder free and clear of all liens, charges, claims and other encumbrances.

         9. DISCLAIMER OF WARRANTIES. Lessor warrants that, so long as no Event of Default (as defined in Section 16) has occurred and is continuing, neither Lessor nor its successors or Assignees or anyone acting or claming through Lessor will interfere with Lessee's quiet enjoyment and use of the Equipment. NOTWITHSTANDING, LESSOR LEASES THE EQUIPMENT IN "AS IS" CONDITION AND, EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT. LESSEE ACKNOWLEDGES THAT LESSOR DID NOT SELECT, MANUFACTURE OR SUPPLY THE EQUIPMENT AND THAT LESSEE HAS MADE THE SELECTION OF THE EQUIPMENT BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY LESSOR OR ITS AGENTS. Provided no Event of Default has occurred, Lessor hereby assigns to Lessee and Lessee shall have the benefit of, any and all manufacturer's warranties, service agreements and patent indemnities, if any, with respect to the Equipment; provided, however, that Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer of such Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee hereunder.

         10. RISK OF LOSS. Upon delivery of the Equipment to Lessee, Lessee shall bear the entire risk of loss, damage, theft, or destruction of the Equipment or any part thereof, from any and every cause whatsoever, which shall occur prior to the return of the Equipment in accordance with Section 7, and no such loss, damage, theft of destruction shall relieve Lessee of its obligation to pay Rent or to comply with any other provisions of the Schedule. In the event of damage to any part of the Equipment, Lessee shall immediately repair such Equipment at Lessee's expense, and return such Equipment to its previous condition, unless irreparably damaged. If the Equipment is lost, stolen, destroyed or irreparably damaged from any cause whatsoever, (each an "Event of Loss"), Lessee shall promptly notify Lessor of the occurrence of such Event of Loss, and shall, at Lessee's option, (i) replace the Equipment with like equipment in good condition and working order acceptable to Lessor, and Lessee shall transfer title to the replacement equipment to Lessor, free and clear of all liens, claims and encumbrances, which equipment shall thereupon become subject to the Schedule; or (ii) pay Lessor, on the Rent payment date next



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following such Event of Loss, an amount equal to the Stipulated Loss Value of such Equipment, as determined by Lessor and Lessee in accordance with the Schedule, and upon Lessor's receipt of such payment in full, together with any Rent and other amounts due under the Schedule, the Schedule shall automatically terminate as to such Equipment, and Lessor's right, title and interest in the Equipment shall immediately without further action pass to Lessee, on an as-is where-is basis, without recourse or warranty.

         11. INSURANCE. At all times prior to the return of the Equipment to Lessor in accordance with Section 7, Lessee shall carry and maintain, at its expense, all insurance as may be mutually agreed upon by Lessor and Lessee.

         12. TAXES AND FEES. Lessee shall pay when due (or reimburse to Lessor), and on a net after-tax basis shall indemnify and defend Lessor against, all fees, taxes and governmental charges (including without limitation interest and penalties) of any nature which may now or hereafter be imposed or levied by any federal, state or local authority upon Lessor, Lessee, the Equipment (including, without limitation, the purchase, ownership, transportation, delivery, installation, leasing, possession, use, operation, storage, and return of such Equipment), or any Schedule, excluding, however, all taxes on or measured by Lessor's net income. All required personal property tax returns with respect to the Equipment shall be filed by Lessor. The provisions of this Section 12 shall survive the expiration or termination of the Master Lease or Schedule thereunder.

         13. INDEMNIFICATION. Lessee shall indemnify and defend and hold Lessor, its successors and Assignees harmless from and against, any and all liabilities, obligations, losses, damages, claims and all costs and expenses thereof (including legal fees and expenses) in any way relating to or arising out of any Schedule or the Equipment, including, without limitation, the purchase, ownership, transportation, delivery, installation, leasing, possession, use, operation, maintenance, storage and return of such Equipment, howsoever arising, in connection with any event occurring prior to return of such Equipment in accordance with Section 7, excepting, however, any liabilities, obligations, losses, damages and claims resulting solely from the gross negligence and willful misconduct of Lessor. Lessee shall give Lessor, its successor or Assignees prompt notice of any occurrence, event or condition in connection with which Lessor, its successors or Assignees may be entitled to indemnification hereunder. The provisions of this Section 13 shall survive the expiration or termination of the Master Lease or any Schedule thereunder.

         14. NO LESSEE SUBLEASE; ASSIGNMENT; MERGER. LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OR OTHERWISE RELINQUISH POSSESSION OR CONTROL OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY SCHEDULE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

         15. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

             (a) Lessee fails to perform or observe any term, convenant or condition of any Schedule or any document, agreement or instrument executed pursuant hereto or in connection herewith and such failure shall continue uncured for a period of thirty (30) days after written notice from Lessor;

             (b) Any representation or warranty made by Lessee herein or in any Schedule or related document provided or executed by Lessee shall be false or misleading in any material respect when made; or



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             (c) Lessee defaults in the performance of its obligations under any other agreement or Schedule now existing or hereafter made with Lessor.

             Lessee shall promptly notify Lessor of the occurrence of any Event of Default.

         17. REMEDIES. Upon the occurrence of any Event of Default, Lessor may, with or without notice to Lessee, exercise any one or more of the following remedies, as Lessor in its sole discretion shall elect and such remedies shall be cumulative:

             (a) Require Lessee, at Lessee's expense, to return any and or all of the Equipment in accordance with Section 7, or Lessor, at its option, may enter upon the premises where the Equipment is located and repossess and remove the Equipment.

             (b) Declare immediately due and payable all Rents and other amounts due and to become due under the Schedule for the then-remaining Lease Term.

             (c) Upon notice of Lessee, terminate this Master Lease and any or all Schedules, sue to enforce Lessee's performance thereof, and/or exercise any other right or remedy then available to Lessor at law or in equity.

         The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Master Lease or any Schedule thereunder unless Lessor so notifies Lessee in writing. No failure or delay on the part of Lessor to exercise any right or remedy hereunder shall operate as a waiver thereof. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights. No remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and concurrent to the extent permitted by law, and shall be in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

         In addition to the above, in all cases, Lessee shall be liable for all costs, expenses and damages incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including, but not limited to, all attorney's fees and costs whether or not court proceedings are brought, costs related to the repossession, storage, repair and disposition of the Equipment, and all incidental and consequential damages.

         18. LESSEE'S FAILURE TO PAY, LESSOR'S PAYMENT. If Lessee fails to pay or otherwise perform any of its obligations under any Schedule, Lessor may, but shall not be obligated to, pay such amounts or perform such obligations for the account of Lessee without thereby waiving Lessor's right to declare an Event of Default. In any such event, Lessee shall immediately upon demand reimburse Lessor for any such costs and expenses incurred by Lessor.

         19. FINANCIAL INFORMATION. During the term of this Master Lease, Lessee will furnish to Lessor such financial information concerning Lessee, as Lessor may reasonably request.

         20. LESSEE REPRESENTATIONS. Lessee represents and warrants to Lessor that (i) Lessee is a corporation duly organized, validly existing and in good standing under Delaware law; (ii) when fully signed and delivered, the Master Lease and each Schedule will be a legal valid and binding agreement of Lessee, enforceable against Lessee in accordance with its terms, subject to applicable bankruptcy and other similar laws, and will not violate or create a default under any law, rule, regulation, judgment, order, instrument, agreement or charter document binding on Lessee or its property; (iii) no consent or approval of, notice to, or filing with any governmental authority is required for Lessee to sign, deliver or perform the Master Lease and each Schedule; (iv) there are no pending or threatened actions or



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proceedings before any court or administrative agency that could have a material adverse effect on Lessee, nor is Lessee in default under any material loan, lease or purchase obligation; and (v) the financial statements and other information furnished and to be furnished to Lessor are and will be true and correct in all material respects.

         21. FURTHER ASSURANCES. Lessee shall, at its expense, promptly execute and deliver such further documents and take any and all other action reasonably requested by Lessor from time to time, for the purpose of fully effectuating the intent and purposes of this Master Lease and each Schedule, and to protect the interests of Lessor, it successors and Assignees. Lessee, at the request of Lessor and at Lessee's expense, agrees to execute and deliver to Lessor any financing statements, fixture filings or other instruments necessary for perfecting the interests and title of Lessor in any Schedule and the Equipment, and Lessee agrees that Lessor may file a copy of this Master Lease and any
Schedule in lieu of a financing statement.

         22. WAIVER AND SURVIVAL OF RIGHTS. To the extent permitted by applicable law, Lessee hereby waives its rights under any provision of law now or hereafter in effect which might limit or modify or otherwise render unenforceable in any respect any remedy or other provision of the Master Lease or any Schedule. No delay by Lessor in exercising any right, power or remedy under the Master Lease or any Schedule shall constitute a waiver, and any waiver by Lessor on any one occasion or for any one purpose shall not be construed as a waiver on any future occasion or for any other purpose. All of the covenants and agreements of Lessee contained in the Master Lease and in each Schedule shall survive the expiration or earlier termination of such Schedule and the Lease Term with respect to the Equipment leased thereunder until all obligations, under the Schedule(s) and the Master Lease have been performed in full. Subject to all of the terms and provisions of each Schedule, all of the covenants, conditions and obligations contained in such Schedule shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Lessor and Lessee.

         23. MISCELLANEOUS.

             (a) This Master Lease and each Schedule shall be governed in all respects by, and construed in accordance with, the laws of the State of South Carolina.

             (b) All notices, consents, instructions or requests desired or required to be given under the Master Lease or any Schedule shall be in writing and shall become effective when delivered, or if mailed, when deposited in the United States mail with proper postage prepaid for registered or certified mail, return receipt requested, addressed to such other party at the address set forth above or at such other address as such party shall from time to time designate by proper notice.

             (c) Any action by Lessee against Lessor for any default by Lessor under any Schedule shall be commenced within one (1) year after any such cause of action occurs.

             (d) This Master Lease and each Schedule and all documentation executed in connection therewith shall constitute the complete and exclusive statement of the terms of the agreement of Lessor and Lessee with respect to the Equipment leased thereby, and shall automatically cancel and supersede any and all prior oral or written understanding with respect thereto.

             (e) If any of the provisions of this Master Lease or any Schedule are declared to be invalid in any jurisdiction, such provisions shall be severed from this Master Lease or the Schedule and the remaining provisions thereof shall remain in full force and effect.



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             (f) No term or provision of this Master Lease or any Schedule may be amended, altered, waived, discharged or terminated except by a written instrument signed by the parties hereto.

             (g) This Master Lease and each Schedule may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. If this Master Lease or any Schedule constitutes chattel paper, no security interest therein may be created except through the transfer or possession of the original counterpart marked "Original No. 1".

             (h) The headings of this Master Lease and each Schedule shall be for convenience of reference only and shall form no part of this Master Lease or such Schedule.

                          SIGNATURES ON FOLLOWING PAGE




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                  IN WITNESS WHEREOF, the parties hereto have caused this Master
Asset Lease Agreement to be duly executed by their authorized representatives as of the date first above written.



                                      TRIVERGENT LEASING SOUTH, LLC
                                      LESSOR

                                      By: TRIVERGENT COMMUNICATIONS SOUTH, INC.
                                          MANAGER


Attest:                               By:
        ---------------------------       --------------------------------
        Hamilton E. Russell, III          Clark H. Mizell, Vice President
        Secretary



                                      TRIVERGENT COMMUNICATIONS SOUTH, INC.
                                      LESSEE:



Attest:                               By:
        ---------------------------       --------------------------------
        Hamilton E. Russell, III          Clark H. Mizell, Vice President
        Secretary






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